Exhibit 10.29
EXECUTION VERSION
FIRST AMENDMENT
TO
LOAN AGREEMENT
     This FIRST AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is dated and entered into as of July 5, 2006, by and between SIRION THERAPEUTICS, INC. a North Carolina corporation (“Borrower”), and PHARMABIO DEVELOPMENT INC., a North Carolina corporation, doing business as NovaQuest (“Lender”).
RECITALS
     WHEREAS, Borrower and Lender are parties to that certain Loan Agreement, dated as of February 14, 2006 (the “Loan Agreement”), pursuant to which Lender agreed to make certain credit facilities available to Borrower, subject to and upon the terms and conditions of the Loan Agreement;
     WHEREAS, contemporaneously with the execution of this Amendment, Borrower is acquiring Sytera, Inc., a Delaware corporation (“Sytera”), through a merger (the “First Merger”) of Sytera with and into Borrower with Borrower continuing as the surviving corporation in the First Merger, consummated pursuant to that certain Agreement and Plan of Merger and Reorganization among Sirion, Sytera, Sytera II, Inc. and Kenneth J. Widder, M.D., as Stockholders’ Representative for the holders of Sytera capital stock, and Barry Butler, as Stockholders’ Representative for the holders of Sirion capital stock; and
     WHEREAS, in connection with the First Merger, Borrower and Lender desire to amend the Loan Agreement pursuant to Section 8.1 thereof as described herein.
AGREEMENT
     NOW THEREFORE, the parties agree as follows:
     1. Defined Terms. All initially capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in the Loan Agreement.
     2. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:
          a. Section 2.1 (a)(iii) of the Loan Agreement is deleted in its entirely and replaced with the following new Section 2.1(a)(iii):
          “(iii) Upon the occurrence of Milestone Two following the occurrence of Milestone One, an additional Two Million Five Hundred Thousand Dollars ($2,500,000) shall be available, at which point the Commitment shall equal an aggregate principal amount of Five Million Dollars ($5,000,000), subject to the terms and conditions of this Agreement. “Milestone Two” shall mean the earlier to occur of (A) the consummation by Borrower of two or more Licensing Transactions that collectively provide for the payment by Borrower of aggregate up-front consideration in excess of Two Million Dollars ($2,000,000), (B) the consummation by Borrower of at least four Licensing Transactions, without regard to the amount of up-front consideration, or (C) the closing of the First Merger.”
          b. Section 2.6 of the Loan Agreement is deleted in its entirety and replaced with the following new Section 2.6:
          “2.6 Automatic Conversion.
          (a) Unless otherwise determined by Borrower’s Board of Directors (including the affirmative vote of any director designated by Lender), all outstanding principal amounts of Advances and any accrued but unpaid interest amounts thereon will automatically be converted into shares of Borrower’s capital stock upon the earlier of (i) immediately before the closing of the Second Merger (as defined below) prior to October 31, 2006 in accordance with Section 2.6(b)(i) below or (ii) the first closing of a Qualified Financing in accordance with Section 2.6(b)(ii) below, and in each such case Lender’s obligation to make Advances hereunder shall be terminated.
          (b) The number of shares of Borrower’s capital stock into which such principal and interest shall be converted shall be determined as follows:
               (i) If, on or before October 31, 2006, Borrower is acquired, directly or indirectly, by a publicly traded “shell” company (or any wholly owned subsidiary of such company) whose securities are registered under the Securities Act of 1933, as amended “Pubco”), whether through a reorganization, transfer of assets, consolidation, merger, issue or sale of securities or any other voluntary action (the “Second Merger”), then, immediately before the closing of the Second Merger, the aggregate outstanding principal of, and all accrued but unpaid interest on, all Advances shall be converted into one hundred thousand (100,000) shares of Borrower’s Series A-l Preferred Stock.
               (ii) Upon the first closing of a Qualified Financing, the aggregate outstanding principal of, and all accrued but unpaid interest on, all Advances shall be converted into that number of shares of New Securities issued in the Qualified Financing that on an as-converted to Common Stock basis (i.e., as if the New Securities were converted to Common Stock based on the conversion rate of the New Securities) when added to the aggregate Fully-Diluted Common Stock immediately before the first closing of such Qualified Financing (such sum, the “Pre-Money Fully-Diluted Common Stock”) would be equal to twenty-five percent (25%) of the Pre-Money Fully-Diluted Common Stock (excluding, if applicable, any shares issued or issuable to Barry Butler or Roger Vogel in exchange for their respective membership interests in Rx Development Resources. LLC).
          (c) Borrower will not, by amendment of its Articles of Incorporation or Bylaws, or through any reorganization, recapitalization, reclassification, merger, consolidation, transfer of assets, dissolution, issue or sale of securities, or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Section 2.6, but will at all times in good faith assist in carrying out all the provisions of this Section 2.6 and in taking all such action as be necessary or appropriate in order to protect the rights of Lender against impairment.
          (d) In the event of any conversion of the Advances pursuant to this Section 2.6: (i) Lender shall surrender all promissory notes or other instruments evidencing the Advances for conversion and cancellation at the offices of Borrower and shall execute all reasonably necessary documents in connection with the conversion such Advances; (ii) Borrower shall promptly issue to Lender a certificate representing the appropriate number of shares of Borrower capital stock to be issued to Lender in connection with such conversion; and (iii) if applicable, Borrower shall pay to Lender cash in an amount equal to any portion of the Advances that would otherwise convert into fractional shares of Borrower’s capital stock.”
          c. Section 3.2(a) of the Loan Agreement is deleted in its entirety and replaced with the following new Section 3.2(a):
          “(a) except as set forth in any schedule of exceptions delivered to Lender on the date of any such Advance (which schedule of exceptions shall be acceptable to Lender in its sole discretion), the representations and warranties contained in ARTICLE IV shall be true and correct in all material respects on and as of the date of such Advance (except that those representations and warranties which are qualified as to material, materiality, Material Adverse Effect or similar expressions, or are subject to the same or similar type exceptions, shall be true and correct in all respects), before and after giving effect to such Advance, as though made on and as of such date;”
          d. The introductory language to Article V of the Loan Agreement is deleted in its entirety and replaced with the following new introductory language:
          “Except as otherwise expressly required by the terms of any binding agreements relating to, or entered into by Borrower in connection with, the transactions contemplated by the First Merger or the Second Merger, so long as any of the Advances or other obligations of Borrower shall remain unpaid or outstanding or Lender shall have any Commitment hereunder, Borrower shall comply with the following covenants:”
          e. Exhibit A to the Loan Agreement is hereby amended to add the following new definition:
          “First Merger” shall mean a merger of Sytera, Inc., a Delaware corporation, with and into Borrower with Borrower continuing as the surviving corporation, consummated pursuant to that certain Agreement and Plan of Merger and Reorganization among Borrower, Sytera, Inc., Sytera II, Inc. and Kenneth J. Widder, M.D., as Stockholders’ Representative for the holders of Sytera capital stock, and Barry Butler, as Stockholders’ Representative for the holders of Sirion capital stock.

          f. The definition of “Qualified Financing” in Exhibit A to the Loan Agreement is deleted in its entirety and replaced with the following new definition:
          “Qualified Financing” shall mean Borrower’s sale to venture capital, private equity, institutional or similar investors (other than Lender or Lender’s Affiliates), one or more of which did not previously hold shares of capital stock of Borrower, of New Securities, in a single transaction, or in a series of related transactions, in which (i) the consideration paid to Borrower by such venture capital, private equity, institutional or similar investors (other than Lender or Lender’s Affiliates) in such transaction(s) is at least Twenty-Five Million Dollars ($25,000,000), and (ii) the pre-money valuation of Borrower is at least Thirty-Five Million Dollars ($35,000,000).”
     3. No Other Amendments. The Loan Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.
     4. Headings. The section headings herein are for convenience of reference only and shall not affect the interpretation of this Amendment. All paragraph references herein are to sections of this Amendment unless specified otherwise.
     5. Governing Law. This Amendment, and the rights and obligations of the parties arising hereunder or in connection herewith, including, without limitation, the interpretation, performance, enforcement, breach or termination thereof and any remedies relating thereto, shall be governed by and construed in accordance with the Laws of the State of North Carolina, as applied to agreements executed and performed entirely in the State of North Carolina, without regard to its conflicts of law rules.
[signature page follows]

[Signature Page to First Amendment to Loan Agreement]
     IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER: SIRION THERAPEUTICS, INC.
By:	/s/ Barry Butler
Name:
Title:

LENDER: PHARMABIO DEVELOPMENT INC. (D/B/A NOVAQUEST)
By:
Name:
Title:

[Signature Page to First Amendment to Loan Agreement]
     IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

SIRION THERAPEUTICS, INC.

By:

Name:
Title:

LENDER:

PHARMABIO DEVELOPMENT INC. (D/B/A NOVAOUEST)

By:	/s/ Kerry E. Zook

Name: Kerry E. Zook
Title: Vice President